Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Celsion Corporation
Lawrenceville, New Jersey

We consent to the incorporation by reference of our report dated March 18, 2013, with respect to the financial statements of Celsion Corporation, included in the Annual Report on Form 10-K/A (Amendment No.1) for the year ended December 31, 2012.

/s/Stegman and Company
Stegman and Company
Baltimore, Maryland
April 30, 2013